THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT PATK - Q2 2017 Patrick Industries Inc Earnings Call EVENT DATE/TIME: JULY 27, 2017 / 2:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Todd M. Cleveland Patrick Industries, Inc. - CEO C O N F E R E N C E C A L L P A R T I C I P A N T S Daniel Moore CJS Securities, Inc. - MD of Research Erin Welcenbach Robert W. Baird & Co. Incorporated, Research Division - Analyst Rafe Jadrosich BofA Merrill Lynch, Research Division - Associate Scott Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen O'Hara Sidoti & Company, LLC - Research Analyst Timothy Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst P R E S E N T A T I O N Operator Good morning, ladies and gentlemen, and welcome to Patrick Industries Inc. Second Quarter 2017 Earnings Conference Call. My name is Cynthia, and I will be your operator for today's call. (Operator Instructions) Please note that this conference call is being recorded. I will now turn the call over to Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. Julie Ann Kotowski - Patrick Industries, Inc. - Director of Financial Reporting & IR Good morning, everyone, and welcome to Patrick Industries Second Quarter 2017 Conference Call. I am joined on the call today by Todd Cleveland, CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2016 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. Todd M. Cleveland - Patrick Industries, Inc. - CEO Thank you, Julie Ann, and thank you all for joining us on the call today. This morning we'd like to discuss the Company's second quarter and six months 2017 results and provide an update on the major markets we serve and an overall business outlook. The second quarter 2017 carried consistent momentum from the first quarter in the form of robust demand patterns in the RV, MH and Marine industries, and the Company's revenues and operating performance in the second quarter and the first half of 2017 was right in line with expectations. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

On the top line, our revenues increased 29% in the second quarter and 27% for the first 6 months over the prior year periods. On the bottom line, our net income per diluted share in the second quarter and first half of 2017 grew 15% and 22%, respectively, over the prior year, and included the impact of the issuance of 1.35 million shares in our first quarter equity offering. Our results are the reflection of the continued execution of our operational, tactical and strategic growth initiatives and plans, which include the successful execution and integration of key acquisitions and the expansion initiatives over the last 18 months, a focus on capacity planning, talent engagement, leadership, teamwork and targeted capital deployment in aligned with our discipline capital allocation strategy. Now I'll turn the call over to Andy, who'll further review our markets and performance. Andy L. Nemeth - Patrick Industries, Inc. - President Thank you, Todd. Not only did we see continued market strength in the second quarter of 2017 in our primary markets, but we also continued to strategically leverage the strengths of our operating and financial platform in alignment with our strategic growth initiatives. With our recent acquisition of 3 separate companies under the Leisure Product Enterprises umbrella in April 2017, and several marine-related acquisitions prior to that, our growing presence in this market is becoming more significant, representing 7% of our second quarter sales and 5% year-to-date. The Marine market complements our current portfolio of products and core competencies and is a natural fit within the growing popularity of the recreational and leisure lifestyle. We also recently announced in July 2017, the acquisition of Wire Design, which complements our existing wire harness brands and capabilities with product knowledge, design and engineering expertise, high-quality product lines and opportunities to increase capacity and support of our growing markets. Now let's turn to some specific statistics on each of the industries we serve. Our sales to the RV industry represent our largest segment, accounting for 69% of our second quarter 2017 sales. This industry continues its strong year-over-year improvement with the sixth consecutive quarter of double-digit growth in wholesale units shipped. Since 2010, the second quarter has traditionally represented the largest number of wholesale units shipped, averaging approximately 29% of total annual shipments, and wholesale shipments grew 15% in the second quarter over the prior year. Leading that growth was the towable market, which represents approximately 88% of all units shipped. In line with recent trends, travel trailer shipments led the way, increasing 18% in Q2 2017, and comprising approximately 76% of all towable units shipped. Fifth wheel unit shipments increased 14% in the quarter versus the prior year period, marking its fourth consecutive quarter with double-digit growth. The motorized sector of the industry, which represents approximately 12% of all RV shipments, grew 12% through the second quarter of 2016 and was led by Class Bs and Cs, which were up 19% in the quarter, while Class A shipments declined slightly in the quarter. Year-to-date, RV wholesale unit shipments are up 13%. Comparatively on the retail side, combined domestic and Canadian retail shipments through May are up 11% versus 2016. This growth mirrors wholesale led by travel trailers and Class B and C motorhomes, increasing 13% and 24%, respectively, and statistically points to our balanced inventories in consistency with prior year as we continue to move through the 2017 selling season. As we previously mentioned, we have continued to expand our presence in the adjacent Marine market through acquisitions and organic growth, beginning with the acquisition of Charleston in late 2014, followed by Better Way Products in February 2015, BH Electronics in July of last year, and our most recent acquisition of Leisure Products in April of this year, which consists of 3 Marine component suppliers, namely Marine Concepts, Florida Marine Tanks, and Marine Electrical Products. We believe our combination of design, engineering and manufacturing capabilities along with our increasing geographic footprint and comprehensive product offerings bring a unique value proposition to our customers in the Marine space, allowing brand individuality and continuing opportunities to write fully integrated solutions to the Marine OEMs. Our sales to the Marine industry primarily focus on the powerboat sector of the market, which is comprised of 4 main categories: Fiberglass, aluminum, pontoon, and ski and wake. In 2016, fiberglass accounted for approximately 39% of the sector, aluminum 32%, pontoon was 25% and ski and wake was 4%. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 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According to the National Marine Manufacturers Association, it is estimated that there are approximately 11.9 million registered powerboats in U.S. Retail sales and wholesale shipments in this market are seasonal and are traditionally strongest in Q2 and Q3. This market has been making a steady recovery averaging single to mid-digit annual growth rates since 2010. Powerboat retail shipments grew 9% in 2016, and through June 2017, industry data indicates the powerboat sector to be up an estimated 3% compared to the prior year period. On the manufactured housing side of our business, MH sales represented 13% of our total revenues in the second quarter. We estimate growth in this industry of approximately 11% compared to the prior year. The Company's industrial revenues, which represent 11% of our consolidated revenue base in the quarter, increased 18%, reflecting both acquisition and organic growth. Residential housing starts were up 1% from the second quarter of 2016 and 4% on a year-to-date basis. As we head into Q3, we expect continuing strong demand patterns and consistent seasonality with prior years. In September, the RV OEMs will hold their annual open houses for dealers, which have been a norm of the business mark for almost a decade. Coming off of a successful 2017 model year season, the model year changes for the upcoming 2018 selling season will be wrapping up in anticipation of these shows. And as a result, we expect some potential seasonal softening in the RV industry consistent with historical trends beginning in the third quarter and extending through October with an anticipated pickup in order rates as we head into the fourth quarter. In early June, the RVIA revised their current full year outlook and now project RV wholesale unit shipments to surpass 472,000 units in 2017, and to grow beyond 487,000 units in 2018, generating annual growth rates of approximately 10% and 3%, respectively. These anticipated wholesale shipment growth rates are evidence of the continued strong affinity customers have for travel and leisure lifestyle. We remain bullish on the industry as a whole, and as we head into the model change and dealer show season in the third and fourth quarters. The Marine model is similar to that of the RV model as both are based on and supported by the consumer's desire for an increasingly active, outdoor, leisure-based, family-oriented lifestyle, and we expect continued upside opportunity and potential for both continued industry growth, and for us to continue to grow in this market strategically, organically and through expansion. On the MH side, we are currently forecasting an approximate 15% growth in MH wholesale unit shipments for 2017, and expect to see continued year-over-year improvement with limited risk in the near term and the industrial markets represent a breadth of product opportunities for us to capitalize on our core competencies both through acquisition and organic market penetration. The NAHB is predicting full year 2017 housing starts to increase approximately 5% compared to 2016. On the expansion front, the robust growth in the RV market has led to production expansion efforts and investments from the major OEMs to meet the increased demand, and we have and expect to continue to make investments in our workforce, facilities and acquisitions to align with and support these efforts. Our expansion facilities in the Pacific Northwest for lamination and softwoods as well as solid surface operations in Southern California and Mississippi are all up and running and meeting or exceeding plan. Overall, we remain focused on driving value to the disciplined execution of our capital allocation strategy and supporting our customer's growth initiatives through strategic investment and capital expenditures and facility improvement initiatives as we head into the second half of 2017 and throughout 2018. I'll now turn the call over to Josh, who will provide additional comments on our financial performance. Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Thanks, Andy. Our net sales for the second quarter increased $92 million or 29% over the prior year period to $407 million, reflecting growth in all 4 of our primary markets, the impact of acquisitions completed in 2016, and through the first half of 2017 as well as market share, geographic and product expansion efforts. Our 2017 acquisitions of Medallion Plastics in March and of Leisure Products in April contributed approximately $18 million to our second quarter 2017 consolidated sales. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Our RV revenues were up 23% in the second quarter, reflecting an increase in wholesale shipments of 15%. On a trailing 12-month basis, our RV content per unit increased 9% from $1,930 per unit to $2,103 per unit. On the Marine side, our revenues nearly quadrupled versus the prior year and represented 7% of our second quarter 2017 sales, up from 4% in the first quarter. Our MH revenues increased 30% for the quarter on estimated unit shipment improvement of 11%. Our MH content per unit on a trailing 12-month basis increased an estimated 16%, from $1,827 per unit to $2,115 per unit. And finally, our industrial revenues were up 18% in the quarter. The increased industrial revenues were driven by a 1% increase in new housing starts in the second quarter, the acquisitions we completed in 2016 and in the first half of 2017 and our continued focus on leveraging growth synergies across the organization, product portfolio expansion and the entrance into new markets and geographic regions. Our gross margin in the second quarter was 17.6%, up 10 basis points from 2016. The gross margin was positively impacted in the quarter by the leveraging of our fixed costs on increased revenues and synergies related to acquisitions, offset by the negative impact of higher labor costs as we continue to combat the tight labor market in the Midwest. Operating expenses increased to 9.3% of sales in the second quarter of 2017 compared to 8.7% in the prior year. Warehouse and Delivery declined 20 basis points, and SG&A increased as a percentage of net sales to 5.4% from 4.7% in the second quarter of 2016. Intangible asset amortization increased 20 basis points as a result of our continued acquisition activity. Factors contributing to the higher SG&A in both the second quarter and the first 6 months of 2017, include the investments made in certain leadership roles and employee talent and retention to support our continued strategic growth plans for 2017 and beyond. Additionally, as previously discussed, certain acquisitions completed in 2016 and 2017 have a higher SG&A expense profile relative to Patrick's overall SG&A expense profile. Operating income increased $6 million or 20% in the second quarter compared to the prior year. Operating margins in the second quarter were 8.3% compared to 8.9% in 2016, primarily due to the factors previously described. Our net income per diluted share in the second quarter of 2017 was up 15% to $1.28 compared to $1.11 in the prior year. The 15% increase included the impact of the additional shares issued related to the equity offering in the first quarter of 2017. Absent the additional shares, net income per diluted share would have increased 25% compared to the second quarter of 2016. The adoption of the new accounting standard related to share-based payments resulted in an increase to our previously reported second quarter 2016 net income and net income per diluted share of $300,000 and $0.01, respectively. The comparable amounts for the second quarter of 2017 favorably impacted net income by $900,000 and $0.05 per diluted share, respectively. Now turning to the balance sheet. Our total assets increased approximately $154 million from December 31, 2016, primarily reflecting the growth in our business, the addition of acquisitions and the related seasonal working capital ramp-up in the first half of the year. Our leverage position relative to EBITDA was at 1.5x at the end of the second quarter, down from just under 2x at the end of 2016. Unused availability under our current facility, including cash on hand at the end of the first 6 months of 2017, was approximately $196 million. For the first 6 months of 2017, we generated approximately $19.4 million of operating cash flows compared to $19 million in the first 6 months of 2016. Cash flows in the first half of the year were impacted by normal seasonal increases in working capital to support the strong revenue growth. In addition, due to the timing of the end of our fiscal quarter compared to the payment cycles of certain of our customers, cash flows from operating activities do not reflect the receipt of approximately $25 million in cash payments related to trade receivables within the days following the end of our fiscal quarter. Our capital spending in the first half of 2017 of approximately $9 million, focused on strategic investments in capacity and geographic expansion, increased efficiencies as well as new process and product development. For the full year 2017, we are currently estimating our capital expenditures to be approximately $16 million with the potential increase of another $4 million identified for capacity and expansion efforts to support the continued strength and momentum in our markets. Finally, on the stock repurchases front, there were no share repurchases in the second quarter of 2017. We intend to continue to evaluate and strategically consider share repurchases for the remainder of 2017. That completes my remarks. Todd? 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Todd M. Cleveland - Patrick Industries, Inc. - CEO Thanks, Josh. Overall, we remain optimistic about the expected continued industry growth and potential, both throughout the remainder of 2017 and 2018 and beyond, as we look ahead to leveraging our solid financial talent and servant leadership platform in strengthening our position in the markets we serve. We're focused on increasing our product offering and value proposition to our customers as we further expand our presence in all of our primary markets and continue to build on the momentum of the industries we serve. Positive demographics, strong retail trends and demands in the family-oriented leisure and recreational lifestyle markets, improving consumer credit, equity market strength and resilience and consumer confidence all play a significant role in the ongoing growth we anticipate. In addition, the strategic acquisitions we made in 2016 and thus far in 2017, both increased our scale in existing markets and further opened doors to new markets within our geographic footprint, most recently within the Marine arena. Our acquisition pipeline continues to be full with acquisition opportunities across all 4 of the primary markets we serve, and we have the wherewithal and capacity to continue to grow our business and bring new, innovative product lines to our existing customer base and to customers we've not yet reached. Our disciplined execution goals continue to be focused around driving our organizational strategic agenda in utilizing our capital allocation strategy to strategically grow our business, increase our customer awareness for the breadth of products we provide, make investments in our workforce and capacity initiatives both to support and grow our businesses and brands and drive shareholder value. I'm confident in the ability of our team members to continue to execute on our strategic plan. In addition, the ongoing support we receive from our customers, 6000-plus team members, suppliers, Board of Directors, banking partners and our shareholders who we're privileged to serve, have afforded us the opportunity to strive for our goals of providing the highest level of quality, service and shareholder value. This is the end of our prepared remarks. We're now ready to take questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And our first question comes from Scott Stember with CL King. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Good morning guys and congratulations on another great quarter. Can you guys just give what the total incremental acquisition revenues were in the quarter? And what the organic sales growth was? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes. Scott, this is Josh. So for -- our acquisitions completed in 2017, we had $18 million in revenues for the quarter. Our organic growth for the quarter was 15%, including industry growth. And if we backout industry growth, we had market share organic growth of 3%. So really strong quarter for us on the top line, including our organic growth. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And it clearly looks like some of the de-contenting issues that we've seen over the last 1.5 years are starting to abate, fifth wheel shipments are picking back up. Can you maybe just talk about your thoughts about that as we head into the second part of the year? 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes. Scott, this is Todd. Yes, we've seen stronger shipments definitely on the fifth wheel side while the low-end towables, we feel we're still going to be a significant part of the market and continue to grow. The fifth wheels have definitely continued to rebound. So we're pretty happy with the way things are coming together overall from a shipment standpoint. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And on the operating margins, are we still thinking as in last quarter that we could be up 30 to 50 basis points by the end of the year? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer So Scott, this is Josh. Yes, we expect margin expansion for the second half of the year on the operating line. In the quarter, we had some impact still from the labor component that's starting to abate significantly with investments that we've made. We probably had about 20 basis points in the quarter impact on the labor line, impacting our margin. We expect that to continue to decrease throughout the remainder of the year. But we would expect absent the 20 basis points impact to the labor that we're going to experience on an annualized basis this year that we could get to 30 to 50 basis points for the 2017. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst So that's including or not including the labor issues? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Not including. 30 to 50 bps, not including the labor impact. That would offset that. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Okay, got it. And just one last final one, and then I'll jump back in the queue. Maybe just talk about the boat side, or the Marine side. It clearly -- you're building up some very nice synergies there, maybe just talk about the margin profile of this business versus the RV, industrial, and MH and some of the opportunities going forward? Andy L. Nemeth - Patrick Industries, Inc. - President Scott, this is Andy. We're very excited about the Marine space. There's a lot of similarities with what we see in the RV space related to vertical integration opportunities at the customer level for us to be able to continue to provide value and quality solutions and fully integrated solutions to the OEMs. So we're very excited about that. As it relates to the margin profile, overall, we would say that we view the margin profiles as accretive to overall Patrick consolidated numbers and opportunities. So again, I think that there is continued expansion opportunity there, organically, through acquisition and as well on the margin side. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Great. That's all I have. Thank you. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Operator And our next question comes from Daniel Moore with CJS Securities. Daniel Moore - CJS Securities, Inc. - MD of Research Good morning. Thanks for taking the questions. Just wanted to touch in -- drill down a little bit on your comments regarding Q3, you mentioned, typical seasonal slowing in Q3 through the October timeframe as we get into new models and the RV open house, do you still expect shipments to be up year-over-year? Just wanted to kind of see if we can drill down on that statement a little bit? Andy L. Nemeth - Patrick Industries, Inc. - President Dan, this is Andy. Yes, we expect shipments to be up. There's a little bit of choppiness in Q3 related to the show season. We've also got less days in the quarter. So we look at Q3, things do slow up a little bit as the OEMs get units ready for the shows. And so again, I think we're going to see continued strong demand, continued improved shipment levels, but we're heading into kind of that Q3 timeframe where we do see things kind of pull back just a little bit. Daniel Moore - CJS Securities, Inc. - MD of Research So slowing growth but still positive growth year-over-year? Andy L. Nemeth - Patrick Industries, Inc. - President Yes. Daniel Moore - CJS Securities, Inc. - MD of Research Got it. That's helpful. Any sense for your revenue growth for the month of July? Andy L. Nemeth - Patrick Industries, Inc. - President We really don't give forward guidance on that, Dan, but what I would tell you is that everything is according to plan right now as it's related to Q3 and our expectations. Daniel Moore - CJS Securities, Inc. - MD of Research Got it. And on the margins in Q2, you touched on SG&A, gave a lot of color around labor. Anything else unusual? You've obviously completed some larger acquisitions, any sort of one-time items or costs that you might call out in the SG&A line in Q2? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes. Dan, this is Josh. With the acquisition of Leisure Products relatively larger on the acquisition scale for us, we did have some one-time costs related to the transaction costs associated with it and purchase accounting. To the tune of about $500,000 or $0.02 of EPS in the quarter, and that was actually split closer to gross margin and SG&A. So it impacted both gross margin and SG&A. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Daniel Moore - CJS Securities, Inc. - MD of Research Got it. Helpful. And we talked about Marine, can you just spend a minute and talk -- just reminding us -- you've cobbled together -- the really interesting overall solution products set. Just tell us where exactly you are playing in Marine? What your content per boat looks like, if you have that type of data available? And is 7% a reasonable proxy or run rate for the overall percentage of revenues that is now embedded in the Marine space? Thanks. Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Dan, I'll comment first on that. So our revenues for the quarter on the marine side was 7% of sales, up from 4% in Q1 and little over 2% the prior year. But we didn't feel the full effects of Leisure Products in the quarter. So on a go-forward basis, I think it'd be still high single digits, but closer to 8% to 9% on a full annualized basis. When we released -- when we did the acquisition of Leisure Products, we talked about annualized revenues in the Marine space of $125 million at time of acquisition, so closer to that 8% to 9%. Andy L. Nemeth - Patrick Industries, Inc. - President Dan, this is Andy. I'll just add on a little bit to that. We expect growing contribution from the Marine space as we continue to head forward. There's a lot of opportunity. We're really in the early stages of what I would call the Marine model development related to, again, the opportunities that are there, us to be able to continue to expand our footprint. Right now, we're playing in the fiberglass, electronics, dash panel, product space. We're also -- with Leisure Products we picked up, fuel tanks as well as tooling design and much more fiberglass capabilities and capacity as well as design engineering expertise for us to be able to really bring value to the Marine OEMs related to, again, that fully integrated product line. And so again, we feel like there's a lot of opportunity there. As it relates to content per boat, we're really -- we haven't accumulated that yet, we're in the process of putting that together. But our Marine model is really in the early stages of development at this point. Daniel Moore - CJS Securities, Inc. - MD of Research Got it. Helpful. And then lastly, as that feeds in to, that's obviously been a big area focus of M&A. You've already essentially put the proceeds of the recent equity offering to work. What is the pipeline look like going forward? Is Marine the primary, sort of the paramount in terms of likelihood for further deals? And are there larger deals in the pipeline that you could execute over the next 6 to 12 months? That's it. Thanks. Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes. Dan, this is Todd. Yes, our pipeline is full and really full in all of the markets that we serve. So we've been sifting through a number of potential acquisitions, both small and large through the first half of the year. And obviously, we've executed on a number of them. The opportunities continue to be extremely strong. And we're really excited about the potential not only in the Marine industry but also in the other industries we serve. And I'd just add on top of that, probably the thing that gets me most excited is our ongoing opportunities that we have, we've expanded through acquisition over the past 4 or 5 years, pretty regularly, but as you've seen our organic growth and our expansions through regional locations has improved, along with the team's ability to execute on other areas of our capital allocation strategy, including strategic CapEx to eliminate bottlenecks and also reduce labor cost has been put into play. And those are all things that we've preparing for really for the latter part of '16 and through '17 here, and we're really looking forward to seeing that -- those pieces continue to contribute along with our acquisitions. Daniel Moore - CJS Securities, Inc. - MD of Research Got it. Appreciate the color. Congrats again on another quarter of solid growth. Appreciate it. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Operator And our next question comes from Rafe Jadrosich with Bank Of America. Rafe Jadrosich - BofA Merrill Lynch, Research Division - Associate I just want to follow-up on the M&A question. Can you just talk about your capacity to pursue further M&A? I think that the LPE acquisition was obviously a little bit bigger than ones you've done in the past. Can you just talk about the capacity you have going forward? Andy L. Nemeth - Patrick Industries, Inc. - President Yes. Rafe, this is Andy. We have a lot of capacity. One of the reasons that we went forward with our equity offering and the expansion of our credit facility in the first quarter was to really position ourselves to be able to take advantage of the strong pipeline that Todd had referred to. And so we had a lot of -- we had acquisitions in our sights kind of as we kind of moved through Q1 and Q2. Certainly, we've got tremendous opportunity with the full pipeline today to be able to continue to execute consistent with what we've done in the past. And so we'll tell you that our view is that we've got ample dry powder to be able to continue on our strategic plan. Rafe Jadrosich - BofA Merrill Lynch, Research Division - Associate Okay. And then just on the gross margin outlook for the rest of the year. Can you just give us some color on how we should think about the labor market tightness that you've spoken about, when we start to maybe lap that? And then the input cost outlook in some of the labor efficiency initiatives that you've had? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes. This is Josh. So we'll start to lap kind of the labor inefficiency impact we felt in Q3. That's when we really started to feel the impact of that last year with the strong shipments we felt in Q3 of last year. So we're lapping that from a comp standpoint. And so we got the benefit of that and also the investments we've made in capacity and strategic CapEx to abate those, the labor impact, that tight labor market. So we should still -- we should see the impact of that year-over-year in Q3 and Q4 as we proceed throughout the rest of the year. As far as the input cost, the commodity prices have ticked up a little bit and we are seeing that, but we don't expect a material impact on the margin line associated with that. Rafe Jadrosich - BofA Merrill Lynch, Research Division - Associate Just for the back half of the year, would that -- when you put that all together, should we expect gross margins to be up slightly? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer We would. On a year-over-year basis. Operator And our next question comes from Erin Welcenbach with Robert W. Baird. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Erin Welcenbach - Robert W. Baird & Co. Incorporated, Research Division - Analyst Good morning. Thanks for taking my questions as well. My first question is just related to what you're hearing from your OEM and other industry contacts in terms of dealer inventory levels and retail sell-through? Todd M. Cleveland - Patrick Industries, Inc. - CEO This is Todd. I'll take that one. We've heard really nothing but positive coming out of the OE's. Obviously, they've continued to add facilities to take care of retail demand. And just as recently, as I think last week or the week before, Thor announced a further expansion on their side, on the motorized side. So we're seeing continued facility expansion to take care of retail demand. And really if you take a look at the retail pull throughs thus far through the statistics that we have, we're right on track or exceeding past trends as it relates to retail demand as far as keeping up or exceeding in the last couple of months that of the OEM manufacturing. On top of that, I think the other thing -- the other delta that has come into play is that the Canadian market has continued to strengthen. And as a result, they were down significantly last year year-over-year, and their demands and retail demand has strengthened. So that's -- it's a solid plus for things on the retail side. Erin Welcenbach - Robert W. Baird & Co. Incorporated, Research Division - Analyst Great. I just want to dig into your recent acquisition of Wire Design a bit. Do you see any opportunities to get into wire harness manufacturing for other industries in addition to the Marine market? Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes, this is Todd again. We definitely do. We've got, over the course of the last, I guess 1.5 years here, we've assembled a group of companies that actually -- we have intentions of kind of synergizing, and definitely one in particular, KRA, which came in last year offers us the opportunity to definitely have the inroads to go into other markets. Obviously, we're going to be extremely supportive of the existing industries that these businesses are supporting currently, but we believe there are some true opportunities to expand that in the months and years ahead. Erin Welcenbach - Robert W. Baird & Co. Incorporated, Research Division - Analyst Great. Thanks for taking my questions. Operator And our next question comes from Tim Conder with Wells Fargo. Timothy Conder - Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Thank you and congrats gentlemen. A couple of items. Todd or Andy, who ever wants to take this. Last year, there really wasn't a pause in the September, October period and you alluded to that there could be this year. But given the ongoing strength of the market, what would you say, if you want to put a probability to it, is there the potential where there might not be again that much of a pause this year? Todd M. Cleveland - Patrick Industries, Inc. - CEO I think that's definitely the case. I mean a lot depends on some of the retail numbers that come in, in June and July here. We're anticipating them being strong. I think what Andy was alluding to is that from a year-over-year comp standpoint, even if you take a look at last year's numbers, I mean they were up significantly for us. So we're anticipating those numbers to be up, again, this year. I think what we were -- or what Andy was talking and referring to more was just seasonality trends that we see after an extremely strong shipment that we see in usually Q2. So we definitely think 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

that as long as retail stays strong, which we anticipate, we're definitely looking at a quarter-over-quarter gain in line with what we've seen thus far this year. Andy L. Nemeth - Patrick Industries, Inc. - President Tim, this is Andy. I'll just add a little bit more color as well. Last year, August, September shipments were up 30%-plus and 20% respectively. We expect to see increased shipments, I don't know that we're going to see those type of numbers at this point. We're certainly planning and really working on capacity to be able to position ourselves well for that, but I don't think we're going to see those types of increases this year. We do expect increase year-over-year though. Timothy Conder - Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay, that's helpful. And then given what you're seeing at this point and then starting on the new model years both for RV and Marine, what type of general pricing increases are you able to get at this point? Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes. Tim, this is Todd. We don't go out with just general price increases, but we have passed along price increases related to raw material cost and also labor cost. So we've managed things in partnership with the OE's, both on the Marine and RV side in a way that we hope it's a win-win for both of us. And -- but we did obviously, and have like we normally do, adjust pricing accordingly based on raw material and labor challenges that we are faced with. Timothy Conder - Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay. And then -- and, Todd, you alluded to that you're going to be lapping here the labor cost increases and with the measures that you've put in place with CapEx and some other programs. How are you planning on a go-forward basis here? Any additional programs, measures to, I guess, get out even more in front of that? And then in conjunction with that question, do you anticipate any additional new geographic manufacturing shifts coming up here looking to '18 even out into '19 or so? Todd M. Cleveland - Patrick Industries, Inc. - CEO Yes, so I think -- first of all, when you take a look at our labor situation, I think we're going to have ongoing, as long as there's expansion, we're going to have ongoing labor challenges that we're going to have to face as a management team. I think the initiatives that we took starting back almost 2 years ago from a talent engagement and from a talent retention standpoint has started to take hold. Obviously, we've made significant investments in leadership within the organization that has been important for us to guide and get our principles and values, spread across the organization. So on a softer side, I think that's going to be the key for us to maintain and kind of stay ahead of the labor game. But I do think, again, there's a finite number of individuals that are in these areas, and we've got to create the company of choice, so to speak, so that we're getting the best talent and the talent that we need in order to be the best supplier that we can be for our customers. From an overall expansion standpoint, obviously, we've made some geographic expansions starting a little over a year and a half ago in some areas. And I do think that the OE's will continue to spread their expansions into those regions. Honestly, I would be surprised if anybody opens up a new hub in the years to come, but it could happen. But I think when you look across the country and the opportunities that we have as an organization, we can continue to deploy additional product lines into the regional hubs that serve not only the RV but the Marine space and the manufactured housing space to alleviate some of the pressures that we're seeing here in the Midwest, and obviously those are things that we have underway and plan to continue to undertake. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Timothy Conder - Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay. And then lastly, gentlemen, as it relates to -- you talked about CapEx. Along with those plans should we anticipate CapEx as a percentage of revenue materially changing? And I guess, looking more over the next 2 to 3 years what I guess would be the time frame of that question? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer So, this is Josh. No, we would not expect CapEx as percentage of sales to materially change. We set out the year with a $16 million target. And in our prepared remarks, we talked about that's our current estimate, but we're prepared to flex that by an additional $4 million, with what the strong demand we're seeing in all our primary markets. So right now, I would say that we're looking at $16 million to $20 million this year with an incremental $4 million specifically identified on our capacity expansions to make sure that we're best positioned to handle the strength in the markets and to continue to combat the labor component of that too. As far as ongoing 2018, 2019 beyond, again, I wouldn't expect it to materially change as a percentage of sales, and I wouldn't expect it to grow proportionally either. So we'd expect it potentially to decrease slightly as we grow revenues for those years and beyond. Timothy Conder - Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Thank you very much. Operator (Operator Instructions) And our next question comes from Steve O'Hara with Sidoti. Stephen O'Hara - Sidoti & Company, LLC - Research Analyst Hi. Good morning. Just wanted to just go back to the Marine market, again. Just wondering -- I mean, it seems like the market has come off its bottom but the market itself doesn't appear to have grown the way RVs have, and I'm just wondering -- I mean do you -- is the thought that at some point you could see higher growth here? Or is it about being able to cross-sell into other markets? I'm just wondering what the long-term strategy is in Marine when it appears to be a lower growth market. Andy L. Nemeth - Patrick Industries, Inc. - President Steve, this is Andy. As it relates to kind of our vision into the Marine market, it's been growing at single to mid-single digit rates over the last several years. We see, again, continued upside potential as it relates to that. I think slow and steady growth has been our model really in all of the markets we serve, and we're well positioned to support that because we believe that we bring a nice value proposition. And so as we look into the Marine market today, it's highly fragmented. We think that our branding model and value proposition allows us great opportunity to continue to put together some great partnerships, with the marine OEMs to be able to support them. And so we see strategic growth upside potential. We see expansion opportunity potential to grow organically, and then on top of that, that slow and steady growth in that particular space as it relates to just general industry growth. So we think the overall value proposition provides a nice long-term view and platform for us to continue to execute on. So again, that's how we're thinking about it, similar to the way we look at our other markets. Stephen O'Hara - Sidoti & Company, LLC - Research Analyst Okay. and just can you -- did you say what your growth was relative to -- I guess organic growth relative to the industry's growth? I mean, I know you guys do a pretty good job of growing above industry rates in some of the other categories. Is that true for Marine or maybe you don't have the scale yet? 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer So we don't -- this is Josh. We don't break out organic growth by industry per se. Our Marine revenues quadrupled, but it was off a low base from last year. A lot of that was acquisition driven as we're really just feeling the effects of leveraging the marine acquisitions that we've acquired over the last, call it, 12 months -- 12 to 18 months. And so -- but on a consolidated basis, our organic revenues were up 15%. So exceeding the market weighted average for us, and we would expect that trend to spill over on the Marine side now that we've acquired Leisure Products and BHE and we've leveraged that platform to continue to execute on it like we've done the RV side. Stephen O'Hara - Sidoti & Company, LLC - Research Analyst Okay. Thank you very much. Operator And our next question comes from Scott Stember with CL King. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Just a follow-up question on the tax rate going forward. I know it's probably difficult to forecast what it'll be just depending on option grants and when they actually are executed. But is there a number that we could use from a modeling standpoint. 37% seems to have been the rate going in past years, but obviously, so far this year we're well below that. Maybe just give us a little sneak peak into what you're thinking? Joshua A. Boone - Patrick Industries, Inc. - CFO, VP of Finance and Secretary-Treasurer Yes, Scott, this is Josh. Obviously, for the quarter, we had a lower effective tax rate with the stock comp tax benefit associated with the options, it's at 33%. Absent that, we would've been able to slightly under 36% for the quarter, and 36.25% year-to-date. So absent any other exercise of options to get the stock comp benefit, we would be -- I would anticipate 36.25% for the remainder of the year. Scott Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. That's all I have. Thanks. Operator And we have no further questions at this time. I would like to return the presentation back over to Julie Ann Kotowski. Julie Ann Kotowski - Patrick Industries, Inc. - Director of Financial Reporting & IR Thanks, Cynthia. We appreciate everyone for being on the call today, and look forward to talking to you again at our third quarter 2017 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com, under Investor Relations. I'll now turn the call back over to our operator. Operator Thank you, ladies and gentlemen. This concludes today's conference. Thank you for participating. You may now disconnect. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call

Editor Company Disclaimer This audio event contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates, oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2017, Thomson Reuters. All Rights Reserved. 10730470-2017-07-31T20:43:27.663 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. JULY 27, 2017 / 2:00PM, PATK - Q2 2017 Patrick Industries Inc Earnings Call